UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Cavco Industries, Inc.

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Phoenix, Arizona 85004
602-256-6263

June 21, 2016

Dear Stockholders:

It is our pleasure to invite you to attend the Cavco Industries, Inc. 2016 Annual Meeting of Stockholders. The meeting will be held on July 13, 2016 at 9:00 a.m. (MDT) at Averill's Flathead Lake Lodge, 150 Flathead Lodge Road, Bigfork, Montana 59911. The attached Notice of Annual Meeting of Stockholders and Proxy Statement provide information concerning the business to be conducted at the meeting and the nominees for election as directors and are first being mailed to stockholders on or about June 24, 2016.
Your vote is important. Whether or not you plan to attend the meeting, please vote your shares using the Internet, by telephone, or by completing, signing, dating, and returning the accompanying proxy in the enclosed envelope. Your shares will then be represented at the meeting if you are unable to attend. You may, of course, revoke your proxy and vote in person at the meeting if you desire.
Thank you for your support.

Sincerely,

Joseph H. Stegmayer
Chairman of the Board of Directors,
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders
of Cavco Industries, Inc.

Date:	July 13, 2016

Time:	9:00 a.m. (MDT)

Place:	Averill's Flathead Lake Lodge
150 Flathead Lodge Road
Bigfork, Montana 59911

Items of Business:	1. To elect one director to serve until the Annual Meeting of Stockholders in 2019, or until a successor has been elected and qualified;
2.    To ratify the appointment of RSM US LLP as Cavco’s independent registered public accounting firm for fiscal year 2017;
3.    To approve the Company’s executive compensation on an advisory basis; and
4.    To transact such other business as may properly come before the meeting or any adjournment thereof.

Annual Report:	The 2016 Annual Report to Stockholders, which includes the Annual Report on
Form 10‑K, is enclosed and may be viewed on Cavco’s website at
http://investor.cavco.com/annualmeeting.

Who Can Vote:	You can vote if you were a stockholder of record at the close of business on May 27, 2016.

Date of Mailing:	This Notice and Proxy Statement are first being mailed to stockholders on or about June 24, 2016.

By Order of the Board of Directors,

JAMES P. GLEW
General Counsel and Secretary

To ensure representation of your shares at the annual meeting, you must vote and submit the proxy by telephone, over the Internet or by mail in the manner described in the accompanying proxy. All stockholders are encouraged to review the accompanying proxy statement.

i

ii

CAVCO INDUSTRIES, INC.

PROXY STATEMENT

Annual Meeting of Stockholders
to be held July 13, 2016
INTRODUCTION
The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors (the “Board”) of Cavco Industries, Inc., a Delaware corporation (“Cavco”, the “Company”, “we”, “our” or “us”), for use at the annual meeting of stockholders of Cavco to be held on July 13, 2016, at 9:00 a.m. (MDT), and at any adjournment thereof. The mailing address of Cavco’s executive offices is 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on July 13, 2016:
The notice of meeting, proxy statement, annual report and sample proxy card are available for review at http://investor.cavco.com/annualmeeting.
Purposes of the Annual Meeting
At the annual meeting, the Company will ask its stockholders to:

(1)	Elect one director to serve until the Annual Meeting of Stockholders in 2019, or until a successor has been elected and qualified;

(2)	Ratify the appointment of RSM US LLP as Cavco’s independent registered public accounting firm for fiscal year 2017;

(3)	Approve the Company’s executive compensation on an advisory basis; and

(4)	Transact any other business that may be properly presented at the annual meeting and any adjournment thereof.
Our Board of Directors does not know of any matters that may be acted upon at the annual meeting other than the matters set forth in the following pages.
Our home office telephone number is (602) 256-6263, should you wish to obtain directions to attend the annual meeting and vote in person.
This Proxy Statement is first being mailed to stockholders on or about June 24, 2016.

YOUR VOTE IS IMPORTANT! YOU ARE URGED TO VOTE YOUR PROXY PROMPTLY BY MAIL, TELEPHONE OR VIA THE INTERNET, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

ABOUT THE MEETING
Who Can Vote
Record holders of common stock, par value $.01 per share, of Cavco at the close of business on May 27, 2016 may vote at the annual meeting. On that date, the issued and outstanding capital stock of Cavco entitled to vote at the annual meeting consisted of 8,934,239 shares of common stock. Each stockholder will be entitled to one vote per share on the election of directors and each other matter that is described above or that may be properly brought before the meeting. There are no cumulative voting rights.
How You Can Vote
Stockholders can vote their shares of common stock at the annual meeting by voting and submitting the accompanying proxy by telephone, over the Internet, or by completing, signing, dating and returning the proxy in the enclosed envelope.
How Proxies Will be Voted
Shares represented by valid proxies received by telephone, over the Internet or by mail will be voted at the annual meeting in accordance with the directions given. If no specific choice is indicated, the shares represented by all valid proxies received will be voted: (i) FOR the election of the nominee for director named in the proxy; (ii) FOR the ratification of the appointment of RSM US LLP as Cavco’s independent registered public accounting firm for fiscal year 2017; and (iii) FOR approval of the advisory vote on the compensation of our named executive officers. In the event you specify a different choice by means of the enclosed proxy, your shares will be voted in accordance with those instructions.
Our Board does not intend to present, and has no information that others will present, any business at the annual meeting other than as is set forth in the attached notice of the meeting. However, if other matters requiring the vote of stockholders come before the annual meeting, the persons named in the accompanying proxy intend to vote the proxies held by them in accordance with their best judgment in such matters.
How to Revoke Your Proxy
You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the annual meeting and voting in person or by written notice to Cavco addressed to James P. Glew, Secretary, Cavco Industries, Inc., 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004. No such revocation will be effective, however, unless received by us at or prior to the annual meeting. Attending the meeting without voting in person does not revoke your proxy.
Quorum and Required Vote
The presence at the annual meeting, in person or by proxy, of a majority of the shares of common stock entitled to vote at the meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum. With respect to Proposal No. 1 (Election of Directors), in order to be elected as a director, a nominee must receive the affirmative votes of the holders of a plurality of the shares of common stock present, either in person or by proxy and entitled to vote on the election of directors. The director-nominee receiving the highest number of votes will be elected. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on Proposal No. 1.
The affirmative vote of a majority of the votes duly cast is required to approve Proposal No. 2 (Ratification of Appointment of Independent Auditors), and Proposal No. 3 (Advisory Vote on the Compensation of the Named Executive Officers). Abstention and broker non-votes are not treated as votes cast (only a majority of votes cast affirmatively or negatively will be counted as votes cast) and, therefore, will have no effect on Proposal Nos. 2 and 3.

The advisory vote on the compensation of named executive officers is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers and the compensation philosophy, policies and procedures described in this proxy statement. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.
Please note that your broker is not able to vote on your behalf in any director election without specific voting instructions from you. In addition, your broker is not able to vote on your behalf on Proposal No. 3. Accordingly, we encourage you to vote your shares before the meeting either by returning your proxy by mail, voting by telephone or voting via the Internet so that your shares will be represented and voted at the meeting if you cannot attend in person.
If sufficient votes for approval of the matters to be considered at the annual meeting have not been received prior to the meeting date, we may postpone or adjourn the annual meeting in order to solicit additional votes. The form of proxy being solicited by this proxy statement provides the authority for the proxy holders, in their discretion, to vote the stockholders’ shares with respect to a postponement or adjournment of the annual meeting. At any postponed or adjourned meeting, proxies received pursuant to this proxy statement will be voted in the same manner described in this proxy statement with respect to the original meeting.
Expenses of Soliciting Proxies
We will bear the cost of soliciting proxies for the annual meeting. Solicitation may be made by mail, personal interview, telephone or other electronic means by our officers and other employees, who will receive no additional compensation therefor.

STOCK OWNERSHIP
Management
The following table sets forth information, as of June 10, 2016 with respect to the beneficial ownership of shares of Cavco common stock by each director, director nominee and executive officer named in the Summary Compensation Table under “Executive Compensation,” individually itemized, and by all directors, director nominees and executive officers of Cavco as a group. The percentages of class amounts set forth in the table below are based on 8,939,053 shares of common stock outstanding on June 10, 2016. Except as otherwise indicated, all shares are owned directly, and the owner has sole voting and investment power with respect thereto.

	Cavco Common Stock (2)
Name of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percent of Class
William C. Boor, Director	28,002	*
Steven G. Bunger, Director	21,000	*
David A. Greenblatt, Director	27,750	*
Jack Hanna, Director	23,843	*
Joseph H. Stegmayer, Chairman of the Board, President and CEO	706,378	7.90%
Daniel L. Urness, CFO, Executive Vice President, and Treasurer	39,688	*
Steven K. Like, Senior Vice President	4,875	*
Charles E. Lott, President, Fleetwood Homes, Inc.	4,500	*
All directors, director nominees and executive officers of Cavco as a group	856,036	9.58%

*	Less than 1%.

(1)	The address of listed stockholders is 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004.

(2)
Shares covered by stock options that are outstanding under Cavco’s stock incentive plans and are exercisable on or within 60 days are included as “beneficially owned” pursuant to the rules and regulations of the SEC. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Boor – 22,000 shares; Mr. Bunger – 21,000 shares; Mr. Greenblatt – 22,500 shares; Mr. Hanna – 22,500 shares; Mr. Stegmayer – 203,950 shares; Mr. Urness – 25,325 shares; Mr. Like – 4,875 shares; Charles E. Lott – 2,500 shares; and all directors, director nominees and executive officers of Cavco as a group – 324,650 shares.

Principal Stockholders
The following table sets forth information with respect to the persons, other than Mr. Stegmayer, that have reported beneficial ownership of more than five percent of the outstanding shares of Cavco common stock according to statements on Schedule 13D or 13G as filed by such persons with the SEC on or before June 10, 2016. The percentages of class amounts set forth in the table below are based on 8,939,053 shares of common stock outstanding on June 10, 2016.

Name and Address Of Beneficial Owner	Amount Beneficially Owned (1)		Percent of Class
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	1,057,270	(2)	11.83%
Wells Fargo and Company 420 Montgomery Street San Francisco, CA 94104	843,158	(3)	9.43%
Joseph H. Stegmayer 1001 N. Central Avenue, Suite 800 Phoenix, AZ 85004	706,378	(4)	7.90%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, IL 60606-5016	702,685	(5)	7.86%
T. Rowe Price Associates, Inc. (MD) 100 East Pratt Street Baltimore, MD 21202-1009	642,950	(6)	7.19%
GAMCO Investors, Inc. One Corporate Center Rye, NY 10580-1422	624,662	(7)	6.99%
Third Avenue Management, LLC 622 Third Avenue, 32nd Floor New York, NY 10017	481,575	(8)	5.39%

(1)	The Company makes no representations as to the accuracy or completeness of the information in the filings reported in footnotes (2) – (3) and (5) - (8).

(2)	Information regarding BlackRock, Inc. (“BlackRock”) is based solely upon a Schedule 13G/A filed with the SEC on June 9, 2016. BlackRock reported having sole voting power with respect to 1,036,794 shares and sole dispositive power with respect to 1,057,270 shares.

(3)
Information regarding Wells Fargo & Company (“Wells”) is based solely upon a Schedule 13G/A filed with the SEC on January 27, 2016. Wells reported that it possessed sole voting and dispositive power with respect to 2,591 shares, shared voting power with respect to 840,543 shares, and shared dispositive power with respect to 840,567 shares.

(4)	Information regarding Joseph H. Stegmayer is based upon Cavco’s records as confirmed by Mr. Stegmayer.

(5)
Information regarding Columbia Wanger Asset Management, LLC (“Columbia Wanger”) is based solely upon a Schedule 13G/A filed with the SEC on January 20, 2016. Columbia Wanger reported having sole voting power with respect to 619,584 shares and sole dispositive power with respect to 702,685 shares.

(6)	Information regarding T. Rowe Price Associates, Inc. (“Price Associates”) is based solely upon a Schedule
13G/A filed with the SEC on February 11, 2016. Price Associates reported having sole voting power with respect to 158,110 shares and sole dispositive power with respect to 642,950 shares. Price Associates has informed Cavco these securities are owned by various individual and institutional investors including the T. Rowe Small Cap Value Fund, Inc. (which owns 482,800 shares or 5.42%) which Price Associates serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7)
Information regarding GAMCO Investor’s, Inc. (“GAMCO”) is based solely upon its Amendment No. 25 to Schedule 13D filed with the SEC on August 12, 2013 by Mario J. Gabelli, and other entities that are directly or indirectly controlled by Mr. Gabelli or for which he acts as chief investment officer. GAMCO reported having sole voting power over 618,862 shares and sole dispositive power over 624,662 shares. Included in the Schedule 13D are shares held by Gabelli Funds, LLC, GAMCO Asset Management, Inc., and Teton Advisers, Inc.

(8)
Information regarding Third Avenue Management LLC (“Third Avenue”) is based solely upon a Schedule 13G/A filed with the SEC on June 8, 2016. Third Avenue reported sole voting and sole dispositive power over all the shares.

PROPOSAL NO. 1: ELECTION OF DIRECTORS
Cavco’s Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the division of the Board into three classes, with the directors in each class to hold office for staggered terms of three years each. Each class of directors is to consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. There is presently one director in the class whose term expires at the 2016 annual meeting (Mr. Greenblatt), two directors in the class whose terms expire at the 2017 annual meeting (Messrs. Boor and Stegmayer), and two directors in the class whose terms expire at the 2018 annual meeting (Messrs. Bunger and Hanna). Each director holds office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal.
David A. Greenblatt, a member of the Board whose terms expires at the annual meeting, will stand for re-election at the annual meeting. Mr. Greenblatt has been nominated for service as director by our independent directors and the full Board pursuant to the procedures described under “Director Nominating Process” below. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying proxy will be voted for the election of this nominee or, if the nominee becomes unavailable (which we do not anticipate), for such substitute nominee as the Board shall designate. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect a Board nominee. The nominee and the continuing directors furnished to Cavco the biographical information appearing below.
Recommendation of the Board
The Board recommends that the stockholders vote “FOR” the election of Mr. Greenblatt.
Our Board has determined that all the members of the Board, other than Joseph H. Stegmayer, who is an employee of Cavco, are “independent” in accordance with (1) the applicable requirements of the Exchange Act, and the rules adopted by the SEC thereunder and (2) the applicable NASDAQ Rules, including Rule 5605(a)(2).
Nominee for Director Standing for Election
David A. Greenblatt, 54, is Chairperson of our Compensation Committee, a member of the Audit Committee and has been a member of our Board since October 2008. From 2005 to 2012, Mr. Greenblatt was Senior Vice President and Deputy General Counsel for Eagle Materials, Inc. (“Eagle Materials”), a NYSE-listed company specializing in the construction products and building materials business and headquartered in Dallas, Texas. From 2000 to 2002 he was Senior Vice President – Mergers & Acquisitions for Eagle Materials. He has also worked in various roles for Centex Corporation (“Centex”), including Vice President and General Counsel of its Investment Real Estate Group, Vice President and Assistant General Counsel of Centex and General Counsel of Cavco. Prior to joining Centex, Mr. Greenblatt was an associate for over 5 years in the corporate and securities group of Hughes & Luce (now K&L Gates, LLP) in Dallas.
In addition to his executive and legal experience, Mr. Greenblatt brings to our Board his knowledge of our company and industry, having served as Cavco’s General Counsel while he was employed by Centex.

Continuing Directors
Term Expiring in 2017
Joseph H. Stegmayer, 65, has served as our Chairman, President and Chief Executive Officer since June of 2003. Mr. Stegmayer also serves as a director and officer of certain of Cavco’s major subsidiaries, including Fleetwood Homes, Inc. and Palm Harbor Homes, Inc. Mr. Stegmayer served as President of Centex Corporation’s manufactured housing holding company, Centex Manufactured Housing Group, LLC, from September 2000 until Cavco’s spin-off from Centex in June 2003. Prior to joining Centex, Mr. Stegmayer was Executive Vice President of Champion Enterprises, Inc., and President, Vice Chairman and Chairman of the Executive Committee of Clayton Homes, Inc.
As Chairman of the Board, President and CEO of Cavco, with in excess of twenty-five years of experience in the manufactured housing industry, Mr. Stegmayer has an in depth understanding of the factors affecting Cavco’s business. Mr. Stegmayer is widely recognized as a manufactured housing industry expert and has extensive experience managing public companies.
William C. Boor, 50, is Chairperson of our Audit Committee, a member of our Compensation Committee and has been a member of our Board since July, 2008. Mr. Boor is Chief Executive Officer of Great Lakes Brewing Company, a brewery and brewpub in Cleveland, Ohio, a position he has held since September 2015. From December 2014 to September 2015 Mr. Boor was principal of MIB Holding Co LLC, a mining development company. From 2007 to 2014 Mr. Boor served in various executive positions with Cliffs Natural Resources, Inc. (“Cliffs”), most recently serving as Executive Vice President - Corporate Development and Chief Strategy/Risk Officer and President-Ferroalloys. Prior to his employment with Cliffs he held key leadership roles at American Gypsum Company, Centex, Weyerhaeuser Co., and Procter & Gamble Co.
Mr. Boor earned a Master of Business Administration from Harvard Business School and holds the Chartered Financial Analyst designation. Mr. Boor brings to our Board diverse experience in manufacturing management, process engineering, financial management, investor relations and marketing.
Term Expiring in 2018
Steven G. Bunger, 55, is a member of our Audit Committee and has been a member of our Board since April 2004. Mr. Bunger is President and CEO of Pro Box Portable Storage, Inc., a Phoenix, Arizona based provider of portable storage solutions. From 2001 until December 31, 2012, he served as Chairman of the Board of Mobile Mini, Inc. (“Mobile Mini”), the nation’s largest publicly-owned provider of portable storage containers and mobile offices. He was also the President and Chief Executive Officer of Mobile Mini, having served in those capacities from 1997 to 2012. Mr. Bunger joined Mobile Mini in 1983 and held numerous positions with the company, including Vice President of Operations and Marketing and Executive Vice President and Chief Operating Officer.
Mr. Bunger brings to our Board a breadth of operational, managerial, and marketing experience from running the world's leading provider of portable storage solutions. Additionally, Mr. Bunger has extensive acquisition experience which he lends in assisting Cavco’s management and Board in evaluating growth opportunities.
Jack Hanna, 69, is a member of our Compensation Committee and has been a member of our Board since 2003. Since 2007, Mr. Hanna has hosted Jack Hanna’s Into the Wild, a nationally syndicated television program. Since 2011, Mr. Hanna has hosted Jack Hanna’s Wild Countdown which airs on ABC nationally. From 1993 through 2006, Mr. Hanna hosted Jack Hanna’s Animal Adventures, a nationally syndicated television program. Mr. Hanna spends the majority of each year filming and lecturing around the world. Since 1992, Mr. Hanna has served as Director Emeritus of the Columbus Zoo and Aquarium in Columbus, Ohio.
As evidenced by his long tenure with the Columbus Zoo and Aquarium, Mr. Hanna has extensive management and leadership experience. With his keen understanding of human resource, marketing, operations and facilities management matters, Mr. Hanna led the transformation of the Columbus Zoo and Aquarium from a modest operation into one of the largest and most highly respected and attended zoological facilities in the United States. These attributes make Mr. Hanna a valuable member of our Board.

Director Compensation
Only non-employee directors are compensated for service as a director. Upon commencement of service, non-employee directors receive a one-time grant of an option to purchase 10,000 shares of Cavco common stock. Effective March 29, 2015, non-employee directors receive annual compensation in the form of a grant of an option to purchase 4,000 shares of Cavco common stock on the anniversary of the director’s election to the Board; a $40,000 retainer fee; a fee of $2,500 for each Board meeting attended in person and $1,500 for each meeting attended by telephone. Members of Board committees also receive a fee of $1,500 for each committee meeting attended in person or by telephone. The chairperson of the Audit Committee receives an additional $10,000 per year for such service and the chairperson of the Compensation Committee receives an additional $4,000 per year for such service. All Board members are reimbursed for reasonable expenses of attending Board and committee meetings.
All options awarded to non-employee directors have a seven-year term and a per share exercise price equal to the fair market value of a share of common stock of Cavco on the date of grant. All options awarded prior to April 1, 2010, become exercisable at the rate of 25% on the date of grant and 25% on the following three anniversaries of the date of grant. Options awarded on or after April 1, 2010, become exercisable at the rate of 50% on the date of grant and 50% on the first anniversary of the date of grant. All rights to exercise the options terminate within four months of the date that the non-employee director ceases to be a director of Cavco for any reason other than death or disability; in the case of a director’s death, the options terminate fifteen months thereafter and in the case of disability and resulting termination of the directorship, then the options terminate six months after such date of termination. However, if the non-employee director held the position for at least ten years, the options will vest on the date that the non-employee director ceases to be a director and all rights to exercise the options will terminate three years thereafter, but in no event may the options be exercised later than seven years from the date of grant.
DIRECTOR COMPENSATION TABLE
The following table provides information regarding compensation paid to each non-employee director during the year ended April 2, 2016.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	Total ($)
William C. Boor	82,000	90,920	172,920
Steven G. Bunger	66,000	86,760	152,760
David A. Greenblatt	76,000	111,920	187,920
Jack Hanna	62,000	98,880	160,880

(1)
Amounts in this column represent the aggregate grant date fair value computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“ASC 718”). We describe the assumptions made in these valuations in Note 15 to the Consolidated Financial Statements included in Cavco’s Annual Report on Form 10-K for fiscal year ended April 2, 2016 (the “2016 Form 10-K”).

Board and Committee Meetings
During Cavco’s fiscal year ended April 2, 2016, the Board of Directors held five meetings, the Audit Committee met seven times and the Compensation Committee met four times. Each director attended every Board meeting and each meeting of the committees of which they are a member.
All Board members are expected to attend our annual meeting of stockholders, unless an emergency or unavoidable conflict prevents them from doing so. All directors attended our 2015 annual meeting held on October 6, 2015.

Director Nominating Process
Selection by Independent Directors.
The Board has not established a director nominating committee. Instead, our Board has determined that the independent directors, as a group, should fulfill this responsibility. The Board has adopted resolutions, as required by NASDAQ Rules, providing for the nomination of directors by the independent directors of the Board, which the Board believes promotes flexibility and ensures that each of our independent directors has a meaningful role in the selection of our director nominees. Generally, director nominees are identified and screened by all independent directors. For any nominee to be placed on Cavco’s ballot for voting by Cavco’s stockholders at any meeting of stockholders of Cavco, such nominee must first be approved by a majority of the independent directors of Cavco, and by a majority of the entire Board. The Board may form a nominating committee in the future at such time as the Board determines that a committee structure is necessary or useful in the director nominating process.
Director Qualifications. The independent directors evaluate potential director nominees according to the following criteria:

•
decisions for nominating candidates are based on the business and corporate governance needs of Cavco and if the need for a director exists, then candidates are evaluated on the basis of merit, qualifications, performance and competency;

•
the independent directors consider the composition of the entire Board when evaluating individual directors, including the diversity of experience and background represented by the Board; the need for financial, business, academic, public or other expertise on the Board and its committees; and the desire for directors working cooperatively to represent the best interests of Cavco, its stockholders and employees, and not any particular constituency;

•	a majority of our Board must be comprised of “independent” directors in accordance with applicable NASDAQ Rules;

•
we seek directors with the highest personal and professional character and integrity who have outstanding records of accomplishment in diverse fields of endeavor and who have obtained leadership positions in their chosen business or profession;

•	candidates must be willing and able to devote the necessary time to discharge their duties as a director, and should have the desire to represent and evaluate the interests of Cavco as a whole;

•	candidates must be free of conflicts of interest that would interfere with their ability to discharge their duties as a director or that would violate any applicable law or regulation; and

•	candidates must also meet any other criteria as determined by the independent directors, which may differ from time to time.
Diversity. Cavco does not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Board strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee Cavco's businesses.
Proposals by Stockholders. Our bylaws specify the manner in which stockholders may:

•	make nominations for the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before a meeting of stockholders.

Under our bylaws, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary along with, among other specified information, the following:

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder;

•	the names and addresses of all persons with whom the stockholder is acting in concert and a description of all arrangements or understandings with such persons; and

•	the number of shares beneficially owned by each person with whom the stockholder is acting in concert.
To be timely, a stockholder must deliver notice:

•	in connection with an annual meeting of stockholders, not less than 90 nor more than 180 days prior to the date on which the immediately preceding year’s annual meeting of stockholders was held;

•	in connection with a special meeting of stockholders to elect directors, not less than 40 nor more than 60 days prior to the date of the special meeting; or

•	in connection with a special meeting of stockholders for purposes other than the election of directors, not less than 10 nor more than 60 days prior to the date of the special meeting.
In order to submit a nomination for our Board, a stockholder must also submit information with respect to the nominee that would be required to be included in a proxy statement, as well as other specified information. If a stockholder fails to follow the required procedures, the stockholder’s nominee or proposal will be ineligible for election or other action and will not be voted on by our stockholders.
Other Board Matters
Board Leadership Structure
The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of Cavco to make that determination based on the position and direction of Cavco and the membership of the Board. The Board has determined that having Cavco's Chief Executive Officer serve as Chairman is in the best interest of Cavco’s stockholders at this time. This structure makes the best use of the Chief Executive Officer's extensive knowledge of Cavco and its industry, as well as fostering greater communication between Cavco's management and the Board. Cavco does not have a lead independent director.
The Board’s Role in Risk Oversight
Management of risk is the responsibility of Cavco’s executive officers and senior management team. The Board has oversight responsibility and has designated the Audit Committee to oversee Cavco’s processes to manage business and financial risk and compliance with significant applicable legal, ethical and regulatory requirements. The Audit Committee reports to the Board regarding the adequacy of Cavco's risk management processes. To assist the Audit Committee in overseeing risk management, Cavco’s Director of Internal Audit is directly accessible by the Audit Committee and reports to the Audit Committee upon request. Additionally, the Board encourages management to promote a corporate culture that incorporates risk management into Cavco's corporate strategy and day-to-day business operations. The Board regularly works, with the input of Cavco's executive officers, to assess and analyze the most likely areas of future risk for Cavco.

Communicating With Our Board
You can communicate with any member of our Board by sending the communication to Cavco Industries, Inc., 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004, to the attention of the director or directors of your choice. We relay these communications addressed in this manner as appropriate. Communications addressed to the attention of “The Board of Directors” are forwarded to the chairperson of our Audit Committee for review and further handling.
Audit Committee
Our Audit Committee is composed of three directors, Messrs. Boor, Bunger and Greenblatt, who satisfy the independence requirements set forth in (1) Section 10A(m) of the Exchange Act and the rules adopted by the SEC thereunder and (2) applicable NASDAQ Rules. The Audit Committee functions under a charter, which was initially adopted by our Board on September 22, 2003, and was most recently amended on October 2, 2014. The Audit Committee Charter is posted on our website at http://investor.cavco.com/general-documents.
The Board has determined that William C. Boor, the Chairperson of the Audit Committee, meets the definition of “Audit Committee financial expert,” as such term is defined under SEC rules. Mr. Boor’s qualifications are described in his biography on page 8.
The Audit Committee Charter provides that the Audit Committee shall perform the following key tasks:

•	select, appoint, evaluate, retain, terminate and replace Cavco’s independent auditors (subject, if the Audit Committee so determines, to stockholder ratification);

•
obtain and review, at least annually, a report by Cavco’s independent auditors describing the firm’s internal quality-control procedures, any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues;

•
receive the applicable written independence disclosures required by the Public Company Accounting Oversight Board, including those disclosures required by Ethics and Independence Rule 3526 (the “Independence Report”);

•
actively engage in a dialogue with the independent auditors with respect to any relationships or services disclosed in the Independence Report or otherwise known to the Audit Committee that may impact the objectivity or independence of the auditor, and recommend that the Board take appropriate action in response to such information to satisfy itself of the auditor’s independence;

•	review any report made by Cavco’s independent auditors pursuant to Section 10A(k) of the Exchange Act;

•	confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC;

•	review with the independent auditors any audit problems or difficulties and management’s response;

•
preapprove all auditing services, audit engagement fees and terms and permitted non-audit services provided to Cavco by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act), provided that the Audit Committee may delegate to one or more subcommittees the authority to grant approvals of audit and permitted non-audit services; and

•
have presented to the full committee any decisions pertaining to the independent auditors of any subcommittee to whom preapproval authority is delegated as soon as practicable and no later than the Committee’s next scheduled meeting.

The Audit Committee also reviews Cavco’s corporate compliance program. The Audit Committee meets separately with the independent auditors, outside the presence of Cavco’s management or other employees, to discuss matters of concern, to receive recommendations or suggestions for change and to exchange relevant views and information.
AUDIT FEES
In August 2015, the Audit Committee completed a competitive process to review the appointment of the Company's independent registered public accounting firm for the fiscal year ending April 2, 2016. As a result of this process and following careful deliberation the Audit Committee dismissed Ernst & Young LLP (“EY”) as the Company's independent registered public accounting firm.
The reports of EY on the Company's consolidated financial statements as of and for the years ended March 28, 2015 and March 29, 2014 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company's two most recent fiscal years and the subsequent interim period preceding EY's dismissal, there were (i) no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K) with EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY's satisfaction, would have caused EY to make reference to the subject matter thereof in connection with its reports for such years; and (ii) no reportable events (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).
The Company provided EY with a copy of the disclosures it made in its Current Report on Form 8-K, which was filed on August 19, 2015.
Contemporaneous with the determination to dismiss EY, the Audit Committee engaged RSM US LLP, formerly McGladrey LLP (“RSM”) as the Company's independent registered public accounting firm for the fiscal year ended April 2, 2016, to be effective August 13, 2015.
During the Company's two most recent fiscal years and the subsequent interim period preceding RSM's engagement, neither the Company nor anyone on its behalf consulted RSM regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that RSM concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and Item 304(a)(1)(v) of Regulation S-K, respectively).
The Audit Committee has adopted policies and procedures pre-approving all audit and permissible non-audit services performed by EY and RSM. Under these policies, the Audit Committee pre-approves the use of audit and specific permissible audit-related and non-audit services up to certain dollar limits. Services that do not come under this authority must be pre-approved separately by the Audit Committee. In determining whether or not to pre- approve services, the Audit Committee determines whether the service is a permissible service under the SEC’s rules and, if permissible, the potential effect of such services on the independence of RSM.
The following table represents aggregate fees billed to us for professional services provided by RSM in the last fiscal year. No fees were paid to RSM prior to fiscal year 2016.

Fiscal 2016
Audit Fees	$758,432
Audit-Related Fees	—
Tax Fees	132,500
All Other Fees	—
Total	$890,932

The following table represents aggregate fees billed to us for professional services provided by Ernst & Young LLP our former audit firm in the last two fiscal years.

	Fiscal 2016	Fiscal 2015
Audit Fees	$190,000	$1,262,779
Audit-Related Fees	149,000	11,965
Tax Fees	5,948	262,997
All Other Fees	1,995	1,995
Total	$346,943	$1,539,736
As used in the foregoing table:

•
“Audit Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for the audit of Consolidated Financial Statements included in Cavco’s Form 10-K, internal controls, and review of Consolidated Financial Statements included in Cavco’s Form 10‑Q quarterly reports or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

•
“Audit-Related Fees” are the aggregate fees billed for each of the last two fiscal years for assurance and related services by the principal accountant that are reasonably related to the performance of the audit or review of the Consolidated Financial Statements, including accounting consultations, due diligence related to business combinations, internal control reviews and attest services that are not required by statute or regulation;

•	“Tax Fees” are the aggregate fees billed for each of the last two fiscal years for professional services rendered by the principal accountant for tax compliance, tax advice and tax planning; and

•
“All Other Fees” includes the aggregate fees billed for each of the last two fiscal years for products and services provided by the principal accountant for permitted corporate finance assistance and permitted advisory services.

The Audit Committee Charter requires the Committee to pre-approve all auditing services, audit engagement fees and terms and permitted non-audit services provided to the Company by its independent auditors (subject to the de minimis exceptions for certain non-audit services set forth in Section 10A(i)(1)(B) of the Exchange Act). The Audit Committee approved all audit and non-audit services provided by EY and RSM during the 2016 and 2015 fiscal years pursuant to its Charter.

Report of the Audit Committee
In accordance with its written charter, the primary function of the Audit Committee is to assist the Board in fulfilling its responsibility for oversight of: (i) the quality and integrity of Cavco Industries Inc.’s (“Cavco”) accounting, auditing, and financial reporting practices and processes; (ii) the financial information to be provided to the stockholders of Cavco; (iii) the systems of disclosure controls and procedures and internal control over financial reporting established by management, the Committee and the Board; (iv) compliance with Cavco’s Code of Conduct; (v) the independent auditors’ qualifications and independence; (vi) the performance of Cavco’s independent auditors; and (vii) the internal audit process.
Management is responsible for Cavco’s financial reporting process, including the system of internal controls, and for the preparation of financial statements in accordance with accounting principles generally accepted in the United States of America. The independent accountants are responsible for auditing and rendering an opinion on Cavco’s consolidated financial statements, as well as auditing certain aspects of Cavco’s internal controls. The Audit Committee’s responsibility is to monitor these processes.
In discharging its duties, the Audit Committee has: (i) reviewed and discussed Cavco’s audited Consolidated Financial Statements as of and for the year ended April 2, 2016 with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the SEC and the Sarbanes-Oxley Act of 2002 to accompany Cavco’s periodic filings with the SEC. Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the Consolidated Financial Statements referred to above be included in Cavco’s Annual Report on Form 10‑K for the year ended April 2, 2016.
Audit Committee of the Board of Directors
William C. Boor, Chairperson
Steven G. Bunger
David A. Greenblatt
PROPOSAL NO. 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
The Audit Committee has appointed RSM as Cavco’s independent registered public accounting firm for fiscal year 2017, subject to ratification by Cavco stockholders.
If the stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain RSM, but still may retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of Cavco and our stockholders.
Representatives of RSM will not be present at the meeting of stockholders, but are expected to be available by telephone to respond to appropriate questions from Cavco stockholders. EY representatives will not be present at the meeting and will not be available for questions.
Recommendation of the Board
The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of RSM US LLP as Cavco’s independent registered public accounting firm for fiscal year 2017.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
The purpose of this compensation discussion and analysis (“CD&A”) is to provide information about each material element of compensation that we pay or award to, or that is earned by, our named executive officers. For fiscal year 2016, our named executive officers were Joseph H. Stegmayer, our Chairman, President and Chief Executive Officer; Daniel L. Urness, our Executive Vice President, Treasurer and Chief Financial Officer; Steven K. Like, our Senior Vice President; and Charles E. Lott, President of Fleetwood Homes.
Overview
Our executive compensation program for our named executive officers is relatively uncomplicated, consisting of cash compensation comprised of base salary and either a cash bonus or non-equity incentive compensation, as well as awards of options to purchase shares of our common stock or grants of restricted stock. Generally, we do not offer perquisites to our named executive officers. We do not have a defined benefit pension plan or any other similar retirement plan; however, our named executive officers are permitted to participate in Cavco’s 401(k) plan and other health and welfare programs that are generally available to all other full-time employees.
Compensation Committee
Our Compensation Committee of our Board (“Compensation Committee”) reviews and approves, or recommends to the Board for approval, all salary and other remuneration for our executive officers and oversees matters relating to our employee compensation and benefit programs. The Compensation Committee is comprised of David A. Greenblatt, its Chairperson, William C. Boor, and Jack Hanna. To the extent permitted by NASDAQ Rules and applicable legal requirements, the Committee may delegate specified duties and responsibilities to a subcommittee created by a vote of a majority of the members of the Committee. Each subcommittee shall have one or more members designated by the Committee, and shall be governed by such procedures as the Committee shall determine from time to time.
No member of the Compensation Committee is an employee of Cavco. The Compensation Committee operates pursuant to a written charter that sets forth its functions and responsibilities. The Compensation Committee Charter is posted on our website at http://investor.cavco.com/general-documents.
The Compensation Committee is charged with assisting the Board in:

•
assessing whether the various compensation programs of Cavco are designed to attract, motivate, and retain the senior management necessary for Cavco to deliver consistently superior results and are performance based, market driven, and stockholder aligned;

•
its oversight of specific incentive compensation plans adopted by Cavco, with the approval of the Compensation Committee, including stock plans and short term and long term incentive compensation plans for members of senior management of Cavco;

•	its approval, review and oversight of benefit plans of Cavco; and

•	its oversight of the performance and compensation of the Chief Executive Officer of Cavco and the other members of the senior management of Cavco.
Stockholder Approval of our Compensation Decisions
At the 2015 Annual Meeting of Stockholders, Cavco’s stockholders approved the advisory (non-binding) vote on executive compensation with approximately 99.2% of the votes cast in favor of the proposal regarding the Company’s executive compensation program. The Compensation Committee considers this vote a validation of its approach to executive compensation and generally has continued its compensation processes and philosophy in making 2016 executive compensation decisions, with the exception of Mr. Stegmayer’s compensation whose compensation is set pursuant to his Amended and Restated Employment Agreement.

Objectives of Cavco’s Compensation Programs
Cavco’s executive compensation program is structured to achieve the following objectives:

•	to attract, retain and motivate highly qualified, energetic and talented executives necessary for Cavco to deliver consistently superior results;

•
to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

•	to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.
Role of Compensation Consultants
The Compensation Committee has authority to retain compensation consultants in determining or recommending executive or director compensation pursuant to its written charter (including the sole authority to approve such consultant’s fees and other retention terms). The Compensation Committee did not engage a compensation consultant during fiscal year 2016.
Benchmarking
Market pay levels are one of many elements used by Cavco to maintain competitive pay opportunities for our named executive officers. For fiscal year 2016, we considered our compensation peer group for benchmarking the named executive officer’s compensation to include the following industry participants: Skyline Corporation and Nobility Homes. Because manufactured housing peer group compensation data is somewhat limited, we also considered the following Arizona-based companies with whom we may compete with for executives and which were selected because, during our last fiscal year, each was publicly traded and roughly similar in size to Cavco in terms of annual revenue: AV Homes; Inventure Foods, Inc.; Knight Transportation, Inc.; Lifelock, Inc.; Limelight Networks, Inc.; Meritage Homes Corp.; Mobile Mini, Inc.; Taser International; and Universal Technical Institute, Inc.
In connection with its compensation decisions for fiscal year 2016, peer group compensation information was used as guidance to ascertain whether our named executive officers’ base salaries and incentive compensation programs are generally aligned with those positions in the peer group. While the Compensation Committee does review peer group compensation information, it is not the sole factor it considers in setting executive compensation. The Compensation Committee also takes into account other factors, including the responsibilities of the executive’s position, an executive’s compensation history, experience, performance, tenure, and Cavco’s performance. The Compensation Committee did not set compensation programs to be a specified percentage above or below, or equal to, the comparable compensation for the peer group. Mr. Stegmayer’s compensation is set by his Amended and Restated Employment Agreement. In setting compensation for Messrs. Like, Lott and Urness, the Compensation Committee considered the input of the Chief Executive Officer, the historical compensation paid to such executive officers, and certain historical compensation paid to operating executives of peer companies.
Role of Management in Establishing and Awarding Compensation
The Compensation Committee annually reviews and approves the base salary levels and incentive opportunity levels for Cavco’s named executive officers. Our Chief Executive Officer, with the assistance of our Human Resources Department and General Counsel, regularly provides information and recommendations to the Compensation Committee on the performance of our executive officers, appropriate levels and components of compensation, including equity grants, as well as such other information as the Compensation Committee may request.
Following the conclusion of a fiscal year, the Compensation Committee makes compensation awards for the named executive officers, including awards under short-term and long-term incentive compensation plans. To assist the Compensation Committee with its review, management provides the Compensation Committee with peer group performance results and compensation data and other information as requested by the Compensation Committee.

Components of Executive Compensation
In structuring the specific components of executive compensation, Cavco is guided by the following principles:

•	compensation programs should be performance based, market driven and stockholder aligned;

•
annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and similar types of companies that engage in one or more of the principal businesses in which Cavco engages;

•	a compensation program must have elements that are not solely performance based in order to be competitive in attracting and retaining talented executives;

•	bonus payments should vary with the individual’s performance and Cavco’s financial performance;

•
a significant portion of compensation should be in the form of long-term, equity-linked incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained company performance and the achievement of Cavco’s strategic objectives; and

•	compensation programs should not encourage executives to take unnecessary risks.
The Compensation Committee attempts to structure its compensation programs to the named executive officers as performance-based compensation that is tax deductible. However, the Compensation Committee may award compensation that is or could become non-deductible when such awards are in the best interest of Cavco, balancing tax efficiency with long-term strategic objectives.
Base Salary
The Compensation Committee is responsible for recommending to the Board the base salary levels for the named executive officers. In developing salary amounts, the Compensation Committee conducts a general review of salaries for similar positions in our peer group. In setting base salary levels, the Compensation Committee also considers an executive’s compensation history, experience, performance, tenure, and potential for significant contributions to Cavco’s profitability.
The minimum base salary level payable to Mr. Stegmayer pursuant to his Amended and Restated Employment Agreement reached $500,000 in fiscal year 2014. Notwithstanding the foregoing, the Compensation Committee may review the base salary levels at any time and, in its sole discretion, may adjust Mr. Stegmayer’s then current base salary; provided, however, that the Compensation Committee may not decrease Mr. Stegmayer’s then current base salary without his prior written consent. If the term of the Amended and Restated Employment Agreement is extended, then the annual base salary of Mr. Stegmayer will be determined by the Compensation Committee in its reasonable business judgment provided that in no event may the Compensation Committee decrease the annual base salary of Mr. Stegmayer below that of any previous fiscal year during such renewal period. Mr. Stegmayer’s base salary for fiscal year ended April 2, 2016 was $520,000.
Messrs. Lott and Urness were paid base salaries of $235,000 and $245,000, respectively, for fiscal year ended April 2, 2016. These officer's base salaries were established by the Compensation Committee based upon their consideration of, among other things, their past base salaries, peer group analysis, and the recommendations of the CEO. Mr. Like was paid a base salary of $130,000 for the fiscal year ended April 2, 2016. Mr. Like's base salary was set by the CEO prior to his designation as named executive officer. See the Summary Compensation Table on page 21.

Incentive Compensation
Incentive compensation for Mr. Stegmayer is based solely upon Cavco’s pre-tax income. Under the terms of Mr. Stegmayer’s amended and restated employment agreement, Mr. Stegmayer received non-equity incentive compensation in an amount equal to (i) 5% of the first $4 million of pre-tax income of the Company for the fiscal year, plus (ii) 6% of the next $16 million of pre-tax income of the Company for the fiscal year, plus (iii) 3% of pre-tax income of the Company for the fiscal year above $20 million, provided that the cash award on pre-tax income of any material assets or businesses acquired after June 30, 2011 shall be determined by the Compensation Committee in its sole judgment, in good faith, in consultation with Mr. Stegmayer. Based solely on this formula, for the fiscal year ended April 2, 2016, Mr. Stegmayer received non-equity incentive compensation in the amount of $1,880,840. See the Summary Compensation Table on page 21.
Under Mr. Urness’s plan he is eligible to receive incentive compensation based upon the Company’s pre-tax income for the fiscal year ending April 2, 2016. Under the terms of his plan, Mr. Urness is eligible to receive incentive compensation equal to (i) 0.8% of the first $23 million in pre-tax income of the Company, (ii) 0.5% of pre-tax income of the Company greater than $23 million and up to $30 million; and (iii) 0.3% of pre-tax income greater than $30 million. Based solely on this formula, for fiscal year ended April 2, 2016, Mr. Urness received non-equity incentive compensation in the amount of $289,140. See the Summary Compensation Table on page 21.
Mr. Like did not have a specific incentive compensation plan for fiscal year 2016, rather he received a discretionary cash bonus of $270,000, based upon his performance, the Company's performance, and the recommendation of the CEO.
Under Mr. Lott’s incentive compensation plan, he is eligible to receive a cash payment equal to (i) 1.5% of fiscal year 2016 pre-tax income for each of the two business units he oversees up to target pre-tax income levels for each business unit, respectively (the “Target Bonus”); (ii) 5% of the amount by which fiscal year 2016 pre-tax income exceeds target pre-tax income levels for each of the two business units he oversees (the “Improvement Bonus”); and (iii) an objectives-based bonus of up to $40,000, based upon his performance in work outside the scope of the business operations he oversees as determined at the sole discretion of the Compensation Committee (the “Objectives-Based Bonus”). For fiscal year ended April 2, 2016, Mr. Lott received non-equity incentive compensation in the amount of $439,563, of which $376,607 was Target Bonus and $62,956 was Improvement Bonus. Mr. Lott received an Objectives-Based Bonus of $40,000, for, among other things, his work with Cavco's Fairmont Homes subsidiary. See the Summary Compensation Table on page 21.
Long-Term Compensation
The existing stock incentive program of Cavco, which is subject to annual review and may be revised or superseded in the future, is designed to provide incentive to the participants under such program, which include the named executive officers, to focus on maximizing Cavco’s return to stockholders and to plan and prepare properly for Cavco’s future. Stock options or grants of restricted stock may be granted at the fair market value on the date of the grant under the Cavco Industries, Inc. 2005 Stock Incentive Plan, as amended.
On July 9, 2015, consistent with the terms of Mr. Stegmayer’s Amended and Restated Employment Agreement, Cavco granted to Mr. Stegmayer a non-qualified option to purchase 19,000 shares of common stock, which has a Black-Scholes value of 100% of Mr. Stegmayer’s base salary for fiscal year 2016, subject to minor rounding as provided in the Amended and Restated Employment Agreement. The grant to Mr. Stegmayer is subject to a four year pro-rata vesting schedule commencing on the first anniversary of the grant date. In determining the vesting of the awards made, the Compensation Committee followed the Company’s legal obligations set forth in Mr. Stegmayer’s Amended and Restated Employment Agreement.
On July 9, 2015, consistent with Cavco’s objective of creating incentives for its executive officers to increase stockholder returns by establishing a direct and substantial link to executive compensation, Cavco granted non-qualified options to purchase 4,500 shares of common stock to Mr. Urness. The grant to Mr. Urness represents a Black-Scholes value of 50% of Mr. Urness’ base salary for fiscal year 2016. This grant is subject to a four year pro-rata vesting schedule commencing on the first anniversary of the grant date, which is consistent with the Company’s past practice and typical vesting schedule. Messrs. Like and Lott did not receive a grant of options in fiscal year 2016.

Perquisites and Other Compensation
Cavco does not offer perquisites to its named executive officers. The named executive officers may participate in Cavco’s 401(k) plan and other health and welfare programs that are available to all other full-time employees.
Employment, Severance, and Change in Control Agreements
Mr. Stegmayer’s Amended and Restated Employment Agreement (the “Agreement”) is currently in its second extended term and will automatically extend for successive one-year periods unless the Board or Mr. Stegmayer elects not to renew the term by notice to the other at least 90 days prior to the end of the then current term. The Agreement provides for (a) a minimum base annual salary of $500,000, subject to periodic review and adjustment by the Compensation Committee, but in no event can the base salary be reduced without Mr. Stegmayer’s consent; (b) non-equity incentive compensation in an amount equal to (i) 5% of the first $4 million of pre-tax income of the Company for the fiscal year, plus (ii) 6% of the next $16 million of pretax income of the Company for the fiscal year, plus (iii) 3% of pretax income of the Company for the fiscal year above $20 million, provided that the cash award on pretax earnings of any material assets or businesses acquired after June 30, 2011 shall be determined by the Compensation Committee in its sole judgment, in good faith, in consultation with Mr. Stegmayer; and (d) an annual grant of options to acquire shares of the Common Stock of the Company, the value of which shall equal 100% of Mr. Stegmayer’s then base salary using the Black-Scholes option value model (vesting criteria and vesting timing shall be at the sole discretion of the Compensation Committee).
The Agreement includes provisions for certain payments to be made upon his termination or resignation. If Cavco terminates Mr. Stegmayer’s employment and such termination constitutes a Termination for Cause (as defined in the employment agreement), or if Mr. Stegmayer voluntarily resigns prior to the occurrence of a Change in Control (as defined in the employment agreement) of Cavco and such resignation does not constitute a Termination for Good Reason (as defined in the employment agreement), then Mr. Stegmayer is entitled to receive only his then current base salary on a pro rata basis to the date of such termination or resignation. If prior to the occurrence of a Change of Control, Mr. Stegmayer dies or becomes Disabled (as defined in the employment agreement), or if Cavco terminates his employment and such termination constitutes a Termination Without Cause or Mr. Stegmayer terminates his employment and such termination constitutes a Termination for Good Reason, then Mr. Stegmayer shall be entitled to the following: (a) continued payment of his then current base salary for each fiscal year under the remaining term of the employment agreement plus one year following the expiration of the term; (b) a single lump sum cash payment in an amount equal to two times his Average Annual Bonus (as defined in the employment agreement) for the preceding two fiscal years; and (c) continued health insurance benefits for a period of 18 months. If within two years after the occurrence of a Change in Control of Cavco: (a) Cavco terminates Mr. Stegmayer’s employment and such termination constitutes a Termination Without Cause; or (b) Mr. Stegmayer voluntarily resigns his employment for any reason, then in each case Cavco must pay to Mr. Stegmayer a lump sum termination payment equal to two times the sum of his then current base salary and Average Bonus.
The Agreement also provides that Mr. Stegmayer will not disclose any confidential information of the Company during or after the term of the agreement.
During his employment with the Company and for a period of two years following his resignation or termination (and in no event for a period of less than four years from the effective date of the employment agreement), Mr. Stegmayer is precluded from engaging in any business or associating with any entity that is actively engaged in any competitive business with the Company or any of its affiliates, in any geographic area in which the Company conducts business or sells products.
The table below reflects the amount of compensation that would have been payable to Mr. Stegmayer in the event of termination of his employment, as provided in the Agreement. The amounts shown assume that termination was effective as of April 2, 2016, and are estimates of the amounts that would have been paid to Mr. Stegmayer upon his termination. The actual amounts that would be payable can be determined only at the time of termination. We have not included below any accrued but unpaid salary or payment of accrued and vested benefits and unused vacation time, as those amounts would be paid in the event of termination of employment for any reason. Equity awards that are not subject to acceleration and the value of health benefits, which is nominal, are not included below.

Executive Benefits and Payments Upon Termination	Termination for Cause or Voluntary Resignation prior to Change in Control	Termination without Cause prior to a Change in Control; or Resignation by Executive for Good Reason; or if Executive Dies or Becomes Disabled	Termination without Cause or Voluntary Resignation within Two Years after a Change in Control
Base Salary	$20,000	$1,060,000	$1,060,000
Bonus	—	2,000,000	2,000,000
Total:	$20,000	$3,060,000	$3,060,000
We do not have written or oral employment, severance or change in control agreements with Messrs. Like, Lott and Urness.
Compensation Policies and Practices as they relate to Risk Management
The Compensation Committee believes that our compensation policies and practices do not encourage excessive and unnecessary risk-taking, and that the level of risk that the policies and practices do encourage is not reasonably likely to have a material adverse effect on the Company.
The Compensation Committee has reviewed Cavco’s compensation policies and practices for its employees as they relate to risk management and has determined that such policies and practices are not reasonably likely to have a material adverse effect on Cavco.
Compensation Committee Report
The Compensation Committee of Cavco has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and included in the Proxy Statement for the 2016 Annual Meeting of Stockholders. Based on such review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.
Compensation Committee of the Board of Directors
David A. Greenblatt, Chairperson
William C. Boor
Jack Hanna
Compensation Committee Interlocks and Insider Participation
There were no interlocking relationships between Cavco and other entities that might affect the determination of the compensation of our executive officers.

SUMMARY COMPENSATION TABLE
The table below summarizes the total compensation paid or earned by Messrs. Stegmayer, Urness, Like and Lott for fiscal years 2016, 2015 and 2014, respectively:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Non-Equity Incentive ($)		Option Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Joseph H. Stegmayer, Chairman of the Board, President and Chief Executive Officer	2016	520,000	—		1,880,840		527,250	1,636	2,929,726
	2015	500,000	3,000,000	(3)	2,000,000	(4)	510,718	1,540	6,012,258
	2014	500,000	—		1,000,000		517,730	1,151	2,018,881
Daniel L. Urness, Executive Vice President, Treasurer and Chief Financial Officer	2016	245,000	—		289,140		124,875	636	659,651
	2015	235,000	—		248,313		120,880	540	604,733
	2014	225,000	—		208,027		117,052	1,151	551,230
Steven K. Like, Senior Vice President (5)	2016	130,000	270,000		—		—	1,636	401,636
Charles E. Lott, President, Fleetwood Homes, Inc.	2016	235,000	40,000		439,563		—	1,421	715,984
	2015	220,000	—		432,977		90,600	1,540	745,117
	2014	220,000	30,000		605,641		90,040	1,222	946,903

(1)
Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718. We describe the assumptions made in this valuation in Note 16 to the Consolidated Financial Statements in the 2016 Form 10-K.

(2)	Amounts in this column represent life insurance premiums and 401(k) match paid by Cavco.

(3)	$3 million was earned as of December 3, 2015 and is payable in six annual installments of $500,000 each plus interest, as provided in Mr. Stegmayer's Amended and Restated Employment Agreement.

(4)
This amount consisted of non-equity incentive compensation for fiscal year 2015 in the amount of $1,000,000 and $1,000,000 in non-equity incentive compensation paid for the attainment of 4-year CAGR performance targets, both paid pursuant to the terms of Mr. Stegmayer's Amended and Restated Employment Agreement.

(5)	Mr. Like has been employed by the Company since May 2010 and was designated an executive officer by our Board of Directors on July 9, 2016.
GRANTS OF PLAN-BASED AWARDS TABLE
The following table sets forth certain information with respect to the options and stock granted during the fiscal year ended April 2, 2016 to named executive officers listed in the Summary Compensation Table.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#) (1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (2)
Joseph H. Stegmayer	July 9, 2015	19,000	$75.90	$527,250
Daniel L. Urness	July 9, 2015	4,500	$75.90	$124,875

(1)	These options vest twenty-five percent on the first anniversary of the grant date and twenty-five percent on each anniversary thereafter until fully vested.

(2)	Amounts in this column represent the aggregate grant date fair value computed in accordance with ASC 718.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE
The following table includes certain information with respect to the value of all unexercised options awards previously awarded to the executive officers named above at the fiscal year end, April 2, 2016.

OPTION AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
Joseph H. Stegmayer	80,000	—	25.33	6/30/16
	46,500	—	36.02	5/21/17
	22,500	—	45.00	6/30/18
	18,375	6,125	44.28	6/5/19
	11,500	11,500	52.96	7/11/20
	4,225	12,675	79.26	7/22/21
	—	19,000	75.90	7/9/22
Daniel L. Urness	7,000	—	36.02	5/21/17
	5,600	—	45.00	6/30/18
	4,275	1,425	44.28	6/5/19
	2,600	2,600	52.96	7/11/20
	1,000	3,000	79.26	7/22/21
	—	4,500	79.50	7/9/22
Steven K. Like	3,000	—	45.00	6/30/18
	1,250	1,250	52.96	7/11/20
Charles E. Lott	—	2,000	52.96	7/11/20
	750	2,250	79.26	7/22/21

(1)	Of the initial options granted, twenty-five percent vest on the first anniversary of the grant date and twenty percent vest on each anniversary thereafter until fully vested.
OPTION EXERCISES
The following table includes certain information with respect to the options exercised by the executive officers named above during the fiscal year ended April 2, 2016.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Joseph H. Stegmayer	—	—
Daniel L. Urness	12,885	$1,723,210
Steven K. Like	—	—
Charles E. Lott	3,516	$520,080

(1)	The value realized for the option awards is the difference between the market price of the underlying security at exercise and the exercise or base price of the option.

PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables the Company’s stockholders to vote on an advisory (non-binding) basis regarding the compensation of the Company’s named executive officers (commonly referred to as “Say on Pay”). For a comprehensive description of our executive compensation program and compensation philosophy, please refer to the Company’s CD&A beginning on page 15. Although the advisory vote is non-binding, the Compensation Committee and the Board will review the results of the vote and consider the outcome when making future decisions concerning our executive compensation program.
In deciding how to vote on this proposal, the Board points out the following factors, many of which are more fully discussed in the CD&A:

•	Our executive compensation programs are designed to depend significantly on the achievement of performance goals that the Committee believes drive long-term stockholder value;

•	Our pay practices are designed not to encourage management to take unacceptable risks;

•	Our Compensation Committee reviews peer group compensation to confirm that our programs are not outside the norm among peer group companies (See “Benchmarking” on page 16); and

•	We believe the Company’s executive compensation programs are well suited to promote the Company’s objectives in both the short and long-term.
Recommendation of the Board
The Board of Directors believes that the compensation of our Named Executive Officers is appropriate and recommends a vote “FOR” the following advisory resolution:
RESOLVED, that the stockholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the related compensation tables, notes and narrative set forth in this proxy statement.

GENERAL
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires Cavco directors and executive officers, and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC and NASDAQ. Such persons are required by SEC regulations to furnish Cavco with copies of all Section 16(a) reports that they file with the SEC.
Based solely on its review of the copies of such reports received by it with respect to fiscal year 2016 or written representations from certain reporting persons, Cavco believes that its directors, executive officers and persons who beneficially own more than 10% of a registered class of Cavco’s equity securities have complied with the filing requirements of Section 16(a) for fiscal year 2016 applicable to such persons.
Certain Relationships and Related Transactions
Transactions with Related Persons
We have entered into Change of Control Agreements with certain of our executive officers. See above under “Compensation Discussion and Analysis – Employment, Severance and Change of Control Arrangements.”

Review, Approval or Ratification of Transactions with Related Persons
Cavco has established policies and other procedures regarding approval of transactions between Cavco and any employee, officer, director, and certain of their family members and other related persons, including those required to be reported under Item 404 of Regulation S-K. These policies and procedures are generally not in writing, but are evidenced by long standing principles set forth in our code of conduct or adhered to by our Board. As set forth in the Audit Committee Charter, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ Rules, related party transactions are to be reviewed and approved, if appropriate, by the Audit Committee. Generally speaking, we enter into such transactions only on terms that we believe are at least as favorable to Cavco as those that we could obtain from an unrelated third party.
Code of Conduct
Cavco has adopted a code of conduct that applies to Cavco directors and all employees, including Cavco’s Chief Executive Officer, Chief Financial Officer and Controller. Cavco’s code of conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in reports and documents that Cavco files with, or submits to, the SEC and in other public communications made by Cavco;

•	compliance with applicable governmental laws, rules and regulations;

•	the prompt internal reporting of violations of the code of conduct to an appropriate person or persons identified in the code of conduct; and

•	accountability for adherence to the code of conduct.
Cavco has posted the text of its code of conduct on its Internet website at http://investor.cavco.com/general-documents. Cavco’s code of conduct will remain accessible on its Internet website. However, if Cavco ever desires to remove its code of conduct from its Internet website, then, prior to such removal, Cavco will either file its code of conduct as an exhibit to its Annual Report on Form 10-K filed with the SEC or will undertake to provide a copy of the code of conduct to any person without charge.
Form 10-K
Stockholders entitled to vote at the annual meeting may obtain a copy of Cavco’s Annual Report on Form 10-K for the fiscal year ended April 2, 2016, including the Consolidated Financial Statements, required to be filed with the SEC, without charge, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 North Central Avenue, Suite 800, Phoenix, Arizona, 85004, (800) 790-9111.
Stockholder Proposals
To be considered for inclusion in next year’s proxy statement, stockholder proposals, submitted in accordance with the SEC’s Rule 14a-8, must be received at Cavco’s principal executive offices, addressed to the attention of the Secretary, no later than the close of business on February 16, 2017.

For any proposal that is not submitted for inclusion in Cavco’s proxy material for the 2017 Annual Meeting of Stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits Cavco’s management to exercise discretionary voting authority under proxies it solicits unless Cavco is notified about the proposal no earlier than January 14, 2017 and no later than April 14, 2017, and the stockholder submitting the proposal satisfies the other requirements of Rule 14a-4(c). Cavco’s bylaws further provide that, to be considered at the 2017 Annual Meeting, a stockholder proposal relating to the nomination of a person for election as a director must be submitted in writing and received by the Secretary at the principal executive offices of Cavco no earlier than January 14, 2017 and no later than April 14, 2017, and must contain the information required by Cavco’s bylaws. Any stockholder wishing to receive a copy of Cavco’s bylaws should direct a written request to the Secretary at Cavco’s principal executive offices.
Cavco Website
In this proxy statement, we state that certain information and documents are available on the Cavco website. These references are merely intended to suggest where additional information may be obtained by our stockholders, and the materials and other information presented on our website are not incorporated in and should not otherwise be considered part of this proxy statement.
Incorporation of Certain Documents By Reference
The SEC allows us to “incorporate by reference” the information in certain documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and information that we subsequently file with the SEC prior to the Annual Meeting will automatically update and supersede this information. This proxy statement incorporates by reference the Annual Report of Cavco on Form 10-K for the fiscal year ended April 2, 2016, filed with the SEC on June 21, 2016 pursuant to the Exchange Act, which contains audited financial statements of Cavco for the fiscal year ended April 2, 2016, and which is being distributed to stockholders with this proxy statement and any future filings we make with the SEC prior to the Annual Meeting under Sections13(a), 13(c), 14 or 15(d) of the Exchange Act:
You may obtain a copy of these documents (other than exhibits to such documents), at no cost, upon written or oral request to Cavco Industries, Inc., Attention: James P. Glew, Secretary, 1001 North Central Avenue, Suite 800, Phoenix, Arizona 85004, (800) 790-9111.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also obtain copies of these reports, proxy statements and other documents at the SEC’s website, the address of which is http://www.sec.gov.

By Order of the Board of Directors

JAMES P. GLEW
Secretary

Cavco INDUSTRIES, INC.®

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on July 12, 2016.

Vote by Internet

- Go to **www.investorvote.com/CVCO**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. ☒

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote "FOR" the election of the nominee in Item 1 and "FOR" Items 2 and 3.

Nominee:

	For	Withhold
01 - David A. Greenblatt	☐	☐

	For	Against	Abstain
2. Ratification of the appointment of independent auditor for fiscal 2017.	☐	☐	☐
3. Proposal to approve the advisory (non-binding) resolution relating to executive compensation.	☐	☐	☐

4. In their discretion, on such other business as may properly be brought before the meeting or any adjournment thereof.

B Non-Voting Items

Change of Address — Please print your new address below.

Comments — Please print your comments below.

Meeting Attendance
Mark the box to the right if you plan to attend the Annual Meeting. ☐

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below. / /

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Cavco INDUSTRIES, INC.®

Proxy — CAVCO INDUSTRIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS — July 13, 2016

The undersigned hereby appoints William C. Boor and Steven G. Bunger, or either of them, proxy, with full powers of substitution, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Cavco Industries, Inc. to be held July 13, 2016, or any adjournment thereof, all shares of Common Stock of Cavco Industries, Inc. registered in the name of the undersigned at the close of business on May 27, 2016.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTOR NOMINEE NAMED IN ITEM 1 AND FOR ITEMS 2 AND 3. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 4.

By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Annual Meeting and Proxy Statement for the July 13, 2016 Annual Meeting.

READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

(Continued and to be marked, dated and signed, on the other side)